EXHIBIT  10


September 27,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549


         RE:      EXHIBIT  10,  FORM  N-1A
                  CALVERT  VARIABLE  SERIES,  INC.
                  FILE  NUMBERS  811-3591,  2-80154


Ladies  and  Gentlemen:

         As  counsel  to  Calvert  Variable  Series,
Inc., formerly named acacia capital corporation, it is my opinion, based upon an examination of the articles of incorporation, amendments, restatements and by-laws and such other original or photostatic copies of fund records, certificates of public officials, documents, papers, statutes, and authorities as i deemed necessary to form the basis of this opinion, that the securities being registered by this post-effective amendment no. 40 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this Opinion of Counsel with the Securities and Exchange
Commission  as  an  exhibit  to  the  Fund's Post-Effective
Amendment  No.  40  to  its  registration statement.


Sincerely,

//S/Ivy  Wafford  Duke
IVY  WAFFORD  DUKE
ASSOCIATE  GENERAL  COUNSEL